EXHIBIT 23.2

[Letterhead of Baker Newman & Noyes]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Salisbury Bancorp, Inc. and Subsidiary of our report dated March 31, 2017, relating to the consolidated financial statements of Salisbury Bancorp, Inc. and Subsidiary, which appear in the Annual Report on Form 10-K of Salisbury Bancorp, Inc. and Subsidiary for the year ended December 31, 2016.

/s/ Baker Newman & Noyes LLC
Peabody, Massachusetts
May 18, 2017